EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 21, 2000, included in Form S-8 dated February 23, 1994.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
March 27, 2000